UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2012

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	000-00565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

As previously announced, on February 13, 2012, Alexander & Baldwin, Inc. ("A&B") entered into an Agreement and Plan of Merger (the "Merger Agreement") to reorganize itself as a holding company incorporated in Hawaii.  The Merger Agreement is among (i) A&B, (ii) Alexander & Baldwin Holdings, Inc., the new holding company ("Holdings"), and (iii) A&B Merger Corporation, a Hawaii corporation and a direct, wholly-owned subsidiary of Holdings.  As a result of the holding company reorganization, Holdings will replace A&B as the publicly-held corporation and A&B will become a wholly-owned subsidiary of Holdings.  In the holding company reorganization, each outstanding share of A&B common stock will automatically convert into one share of common stock of Holdings, and the current shareholders of A&B will become shareholders of Holdings on a one-for-one basis, holding the same number of shares and the same ownership percentage after the reorganization as they held prior to the reorganization.  Consummation of the holding company reorganization is subject to specified conditions in the Merger Agreement.

Following the consummation of the holding company reorganization, it is expected that Holdings will enter into a Separation and Distribution Agreement to effect the previously-announced plan to separate into two independent, publicly-traded companies (one company comprising A&B's real estate and agriculture businesses and the other comprising A&B's transportation businesses) (the "Separation").

On May 25, 2012, A&B sent a notice to its directors and executive officers (executive officers defined as those officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) informing them that, in connection with the Separation, a blackout period is expected to be in effect beginning on June 26, 2012 and ending during the week of July 15, 2012.  During the blackout period the recipients of the notice will be prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity securities of Holdings (or derivative securities relating to those equity securities, such as stock options) that such person acquired in connection with his or her services or employment as a director or executive officer of A&B and Holdings (as the successor of A&B).  Generally, this includes all securities acquired while a director or executive officer.  Therefore, the prohibition on transactions by the recipient applies to amounts, if any, the recipient may have invested in Holdings shares under the Plan and to Holdings shares the recipient otherwise holds.  This prohibition also applies to any direct or indirect pecuniary interest that the recipient may have in such securities, such as shares of Holdings stock held by immediate family members living with the recipient, or held in trust, or by controlled partnerships or corporations.  One can obtain information regarding the status of the expected blackout period, including beginning and ending dates, by contacting Alyson J. Nakamura at 808-525-6611.

The notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR promulgated under the Securities Exchange Act of 1934, as amended.

A copy of the notice sent to directors and executive officers is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit
99.1	Notice to Directors and Executive Officers of Alexander & Baldwin, Inc., dated May 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 25, 2012

ALEXANDER & BALDWIN, INC.

/s/ Joel M. Wine______________
Joel M. Wine
Senior Vice President,
Chief Financial Officer and Treasurer